Exhibit 10.3

NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NONDISCLOSURE, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of [___], 2024, by and between Thunder Power Holdings, Inc. (f/k/a Feutune Light Acquisition Corporation), a Delaware corporation (the “Company”) and [____] (the “Shareholder”), to be effective as of the date hereof (the “Effective Date”). Certain capitalized terms are defined in Section 3 of this Agreement.

WHEREAS, the Shareholder was a shareholder of Thunder Power Holdings Limited, a British Virgin Islands company (the “Target”) and has become a shareholder of the Company in connection with that certain business combination contemplated under the Agreement and Plan of Merger entered into by and among Feutune Light Acquisition Corporation (the predecessor of the Company), the Target, and Feutune Light Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company, dated October 26, 2023 (as amended, the “Merger Agreement”); and

WHEREAS, the Shareholder’s covenants on non-disclosure, non-competition and non-solicitation are essential inducement to the Company to enter into the transactions described in the Merger Agreement, and the Shareholder will have received valuation consideration as part of the transactions contemplated under the Merger Agreement and therefore has a material economic interest in the consummation of the transactions contemplated under the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Shareholder agree as follows:

1. CONFIDENTIAL INFORMATION

1.1 Confidential Information. As a Significant Shareholder, the Shareholder may receive, learn and otherwise be exposed, directly or indirectly, to confidential and proprietary information of the Company and its Subsidiaries whether in graphic, written, electronic or oral form, including without limitation information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements relating to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Confidential Information”). Confidential Information may be identified at the time of disclosure as confidential or proprietary or information which by its context would reasonably be deemed to be confidential or proprietary. None of the Company, its Subsidiaries or any of their respective directors, officers, employees or agents shall, at any time from and after the Effective Date, disclose any material non-public information about the Company to the Shareholder (other than pursuant to the Other Agreements), unless in accordance with the requirements by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Shareholder), the Shareholder shall promptly provide written notice of such breach to the Company. The Shareholder shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

1.2 Obligations of Non-use and Non-disclosure. The Shareholder acknowledges the confidential and secret character of the Confidential Information, and agrees that, subject to the Other Agreements, the Confidential Information is the sole, exclusive and valuable property of the Company. Accordingly, the Shareholder agrees, subject to the Other Agreements, not to use the Confidential Information or disclose all or any part of the Confidential Information in any form to any third party without the prior written consent of the Company on a case-by-case basis. The Company and the Shareholder understand that the Shareholder’s obligations of non-disclosure with respect to Confidential Information shall not apply to information that the Shareholder can establish by competent proof (w) was actually in the public domain at the time of disclosure or enters the public domain following disclosure other than as a result of a breach of this Agreement, (x) is already in the Shareholder’s possession without breach of any obligations of confidentiality at the time of disclosure by the Company, (y) is obtained by the Shareholder as a result of any derivative intellectual property generated or derived from any intellectual property licensed to the Company to which the Shareholder has an ownership right, or (z) is obtained by the Shareholder from a third party not under confidentiality obligations and without a breach of any obligations of confidentiality. If the Shareholder’s becomes compelled by law, regulation (including without limitation the rules of any applicable securities exchange), court order, or other governmental authority to disclose the Confidential Information, the Shareholder shall, to the extent possible and permissible under applicable law, first give the Company prompt notice. The Shareholder agrees to cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, the Shareholder shall only disclose that portion of such Confidential Information required to be disclosed, in the opinion of the Shareholder’s legal counsel. The Shareholder shall request that confidential treatment be accorded such Confidential Information, where available. Compulsory disclosures made pursuant to this section shall not relieve the Shareholder of the Shareholder’s obligations of confidentiality and non-use with respect to non-compulsory disclosures. The Company and the Shareholder understand that nothing herein is intended to or shall prevent the Shareholder from communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator or from using any Confidential Information pursuant to the Other Agreements. The Shareholder shall promptly notify any officer of the Company if the Shareholder learns of any possible unauthorized use or disclosure of Confidential Information and shall cooperate fully with the Company to enforce its rights in such information.

2. RESTRICTED ACTIVITIES

2.1 Restricted Activities. The Shareholder agrees to the following restrictions on the Shareholder’s activities during and, to the extent applicable, after the Shareholder’s cessation of being a Significant Shareholder, and further agrees that such restrictions are necessary to protect the goodwill, Confidential Information, trade secrets and other legitimate interests of the Company and its Subsidiaries:

(a) Non-Competition. While the Shareholder is a Significant Shareholder (such period, the “Restricted Period”), the Shareholder will not, directly or indirectly, for the Shareholder’s own benefit or for the benefit of any other Person other than the Company or its Subsidiaries, whether as an owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with, undertake any planning to compete with, or assist or encourage any other Person in competing with or undertaking any planning to compete with, the Company or any of its Subsidiaries, except as otherwise approved by the Board or contemplated under the Other Agreements. Specifically, but without limiting the foregoing, the Shareholder agrees not to provide services to, in any capacity, whether with or without compensation, any Person that is engaged in any business anywhere that is competitive with the business of the Company or any of its Subsidiaries, as conducted or in active planning at any time during the Restricted Period, except as otherwise approved by the Board or contemplated under the Other Agreements. Notwithstanding the foregoing, in no event shall ownership of five percent (5%) or less of the outstanding securities of any class of any other entity whose securities are registered or listed on any securities exchange or recognized securities market anywhere in the world constitute a breach of this Section 2.1(a) so long as the Shareholder does not have, or exercise, any rights to manage or operate the business of such entity other than rights as an equity holder thereof.

(b) Non-Solicitation of Business Partners. During the Restricted Period, except as required for the proper performance of the Shareholder’s obligations hereunder or otherwise approved by the Board or contemplated under the Other Agreements, the Shareholder will not, directly or indirectly, and will not assist or encourage any other Person to, (i) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its Subsidiaries to terminate, diminish or otherwise change in any manner adverse to the Company or any of its Subsidiaries his, her or its relationship with any of them; or (ii) seek to persuade any such customer, vendor, supplier or business partner, or any prospective customer, vendor, supplier or business partner of the Company or any of its Subsidiaries, to conduct with anyone else any business or activity that such Person conducts or could conduct with the Company or any of its Subsidiaries.

(c) Non-Solicitation of Employees and Other Service Providers. During the Restricted Period, except as required for the proper performance of the Shareholder’s obligations hereunder or otherwise approved by the Board or contemplated under the Other Agreements, the Shareholder will not, directly or indirectly, and will not assist or encourage any other Person to, hire or engage any employee of the Company or any of its Subsidiaries. During the Restricted Period, except as required for the proper performance of the Shareholder’s obligations hereunder or otherwise approved by the Board or contemplated under any Other Agreement, the Shareholder will not, directly or indirectly, and will not assist or encourage any other Person to, (i) solicit for hiring or engagement any employee of the Company or any of its Subsidiaries or seek to persuade any such employee to discontinue employment; or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Subsidiaries to terminate, diminish or otherwise change in any manner adverse to the Company or any of its Subsidiaries his, her or its relationship with any of them.

2.2 Enforcement. In signing this Agreement, the Shareholder gives the Company assurance that the Shareholder has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on the Shareholder under this Section 2, that the Shareholder has not relied on any agreements (other than the Merger Agreement, the Other Agreements and the transactions contemplated thereunder) or representations, express or implied, that are not set forth expressly in this Agreement, and that the Shareholder has entered into this Agreement knowingly and voluntarily. The Shareholder agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Shareholder further agrees that, were the Shareholder to breach any of the covenants contained in this Section 2, the damage to the Company and its Subsidiaries would be irreparable. The Shareholder therefore agrees that the Company, in addition and not in the alternative to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Shareholder of any such covenants, without having to post bond. In the event that any provision of this Section 2 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. It is also agreed that each of the Company’s Subsidiaries will have the right to enforce all of the Shareholder’s obligations to that Subsidiary under this Agreement, including, without limitation, pursuant to this Section 2. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Subsidiaries, or change in the nature or scope of the Shareholder’s other relationship with the Company or any of its Subsidiaries, will operate to excuse the Shareholder from the performance of the Shareholder’s obligations under this Section 2. For purposes hereof, general solicitations not directed at a particular person or advertising in media directed at the general public shall not provide the basis for a claim by the Company that the Shareholder violated this Section 2.

3. CERTAIN DEFINITIONS

For purposes of this Agreement, the following definitions apply:

“Board” means the board of directors of the Company or any committee thereof, as applicable.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Other Agreement” means each and any binding contract (other than this Agreement) entered into by and between the Shareholder and the Company and/or any of the Company’s Subsidiaries from time to time.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization.

“Regulation FD” means Regulation FD promulgated by the Commission pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Regulation.

“Significant Shareholder” means, as of any reference date, a shareholder of the Company holding 10% or more of the share capital of the Company on a fully diluted basis.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

4. NO CONFLICTING AGREEMENTS

The Shareholder hereby represents and warrants that the signing of this Agreement and the performance of the Shareholder’s obligations hereunder will not breach or be in conflict with any other agreement to which the Shareholder is a party or by which the Shareholder is bound, and that the Shareholder is not now subject to any covenants against competition or similar covenants or any court order that could affect the performance of the Shareholder’s obligations hereunder.

5. MISCELLANEOUS

5.1 Notices. Any notices provided for in this Agreement will be in writing and will be effective when delivered in person or sent by registered mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service, and addressed to the Shareholder at the Shareholder’s last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received.

5.2 Assignment. The Shareholder may not make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the Company; the Company may assign its rights and obligations under this Agreement without the Shareholder’s consent to one of its Subsidiaries (including Target) or to any Person with whom the Company hereafter effects a reorganization, consolidation or merger, or to whom the Company hereafter transfers all or substantially all of its properties or assets. This Agreement will inure to the benefit of and be binding upon the Shareholder and the Company and each of their respective successors, executors, administrators, heirs and permitted assigns.

5.3 Severability. If any portion or provision of this Agreement is declared illegal or unenforceable to any extent by a court of competent jurisdiction, to any extent, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

5.4 Other Matters. This Agreement, the Other Agreements and the Merger Agreement (including the transaction documents thereunder) collectively set forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and replace all prior and contemporaneous communications, agreements and understandings, written or oral, relating to the same. This Agreement may not be modified or amended, and no breach will be deemed to be waived, unless agreed to in writing by the Shareholder and an expressly authorized representative of the Board. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision herein. This Agreement may be executed in counterparts (and may be delivered by email or other electronic means), each of which will be an original and all of which together will constitute one and the same instrument. This Agreement will be governed by and construed in accordance with the laws of Delaware, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction. The Shareholder and the Company agree to submit to the non-exclusive jurisdiction of the courts within the state of Delaware in connection with any dispute arising out of or otherwise related to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Thunder Power Holdings, Inc.

By:
Name
Title

Accepted and agreed

[ ]

By:
Name
Title

[Signature Page to Non-Disclosure, Non-Competition and Non-Solicitation Agreement]

5